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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of A/P I Deposit Corporation., a Delaware corporation, for himself and not for one another, does hereby constitute and appoint Andrew
L. Stidd, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement with respect to the proposed issuance, offer, and delivery by A/P I Deposit Corporation of the registered Lease-Backed Commercial Mortgage Pass-Through Certificates, Series 2001, or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


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
                 /s/ Bernard J. Angelo                             Vice President, Assistant           January 11, 2002
----------------------------------------------------------         Treasurer, Secretary and Director
                     Bernard J. Angelo




                  /s/ Frank B. Bilotta                             Vice President, Assistant           January 11, 2002
----------------------------------------------------------         Treasurer and Assistant Secretary
                     Frank B. Bilotta




                    /s/ Kevin P. Burns                             Vice President, Assistant           January 11, 2002
----------------------------------------------------------         Treasurer and Assistant Secretary
                      Kevin P. Burns




                      /s/ Tony Wong                                Vice President, Assistant           January 11, 2002
----------------------------------------------------------         Treasurer and Assistant Secretary
                         Tony Wong




             /s/ Christopher T. Burt                               Vice President, Assistant           January 11, 2002
----------------------------------------------------------         Treasurer and Assistant Secretary
                    Christopher T. Burt




                    /s/ Wayne Schonland                            Director                            January 11, 2002
----------------------------------------------------------
                      Wayne Schonland
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